Exhibit 99.2

Pure Sunfarms Corp.

Condensed Consolidated Interim Financial Statements

For the three and nine months ended

September 30, 2020 and 2019

(unaudited)

Pure Sunfarms Corp.

Condensed Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)

(Unaudited)

	September 30, 2020	December 31, 2019
	$	$
Assets

Current assets
Cash and cash equivalents	3,872,605	6,459,395
Restricted cash	5,150,096	3,095,809
Trade receivables	18,100,069	11,283,003
Notes receivable (note 2)	985,951	-
GST receivable	-	1,530,259
Inventories (note 3)	63,858,522	40,137,546
Biological assets (note 4)	1,382,580	11,608,822
Short-term deposits	5,978,377	6,768,162
Prepaid expenses	732,100	747,315
	100,060,300	81,630,311

Property and equipment (note 5)	153,715,091	141,094,523
Intangible assets	948,802	22,575

	254,724,193	222,747,409
Liabilities

Current liabilities
Trade and other payables	4,573,302	6,413,191
Accrued liabilities	12,442,344	6,522,043
Income taxes payable (note 9)	2,125,854	11,025,820
GST payable	1,028,776	-
Due to related parties (note 7)	238,049	6,182,335
Deferred revenue	102,375	-
Borrowings – Current portion (note 6)	3,063,848	1,848,584
Borrowings - Shareholder loan (note 7)	14,490,852	28,123,490

	38,065,400	60,115,463

Deferred tax liabilities (note 9)	22,165,343	9,558,444
Borrowings – Long term (note 6)	31,687,500	17,000,000

	91,918,243	86,673,907

Shareholders' Equity
Share capital (note 8)	100,060,000	83,350,000
Retained earnings	62,745,950	52,723,502
	162,805,950	136,073,502

	254,724,193	222,747,409

Subsequent events (note 13)

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

Pure Sunfarms Corp.

Condensed Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)

(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2020	2019	2020	2019
	$	$	$	$
Sales	22,626,616	23,952,614	53,532,734	70,668,110
Cost of sales – production (notes 3 and 10)	(14,825,933)	(7,536,045)	(32,026,907)	(17,905,506)
	7,800,683	16,416,569	21,505,827	52,762,604
Change in fair value of inventory sold (note 3)	12,986,264	31,699,704	24,713,519	59,124,096
Change in fair value of biological assets (note 4)	(5,665,036)	(19,070,856)	(21,442,150)	(74,149,440)
	479,455	3,787,721	18,234,458	67,787,948
Selling, general and administrative expenses (note 10)	3,260,673	3,741,846	9,089,858	7,454,313

Income (loss) from operations	(2,781,218)	45,875	9,144,600	60,333,635
Interest expense, net	512,706	399,107	982,566	789,125
Foreign exchange loss (gain)	75,492	(18,837)	282,188	(37,480)
Other expense (income) (note 7)	173,194	(11,292)	(5,849,536)	(28,537)

Income (loss) before income taxes	(3,542,610)	(323,103)	13,729,382	59,610,527
Provision for (recovery of) income taxes
Current (note 9)	2,125,854	3,445,609	(8,899,966)	12,483,852
Deferred (note 9)	(3,077,569)	(1,340,864)	12,606,900	920,162
Net Income (loss)	(951,715)	2,104,745	3,706,934	13,404,014

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

Pure Sunfarms Corp.

Condensed Consolidated Interim Statements of Equity

For the nine months ended September 30, 2020 and 2019

(Unaudited)

	Number of Common Shares	Share capital	Retained earnings	Total equity
		$	$	$

Balance – January 1, 2019	40,000,000	40,000,000	5,523,467	45,523,467
Shares issued (note 8)	39,990,000	39,990,000	-	39,990,000
Shares issued and held in escrow (note 8)	10,010,000	-	-	-
Net income	-	-	46,206,513	46,206,513
Balance – September 30, 2019	90,000,000	79,990,000	51,729,980	131,719,980

Balance – January 1, 2020	84,060,000	83,350,000	52,723,502	136,073,502
Shares issued (note 8)	6,177,697	16,710,000	-	16,710,000
Shares released from escrow (note 8)	(710,000)	-	-	-
Net income	-	-	10,022,448	10,022,448
Balance – September 30, 2020	89,527,697	100,060,000	62,745,950	162,805,950

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

Pure Sunfarms Corp.

Condensed Consolidated Interim Statements of Cash Flows

For the nine months ended September 30, 2020 and 2019

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	$	$	$	$
Cash provided by (used in)
Operating activities
Net comprehensive income (loss) for the period	(2,590,895)	(2,427,848)	10,022,448	46,206,513
Adjustment for items not affecting cash
Depreciation and amortization	1,346,759	942,119	3,745,891	2,526,601
Fair value changes in biological asset included in inventory sold and other charges	(8,703,807)	7,840,046	6,954,870	(10,655,588)
Unrealized gain on changes in fair value of biological assets	(5,665,036)	(19,070,856)	(21,442,150)	(74,149,440)
Impairment loss on inventory	1,412,389	-	1,412,389	-
Accrued interest on loan	315,660	406,312	777,206	808,208
Other Income (note 7c)	-	-	(6,043,836)	-
Deferred income tax expense (note 9)	(3,077,569)	(1,340,864)	12,606,900	920,163
Unrealized foreign exchange (gain) loss	(51,083)	(26,718)	48,521	(145,278)
Amortization of deferred financing fees	42,451	20,887	103,407	56,491
	(16,971,131)	(13,656,922)	8,185,646	(34,432,330)
Changes in non-cash working capital
Trade receivables	(3,182,379)	(7,519,455)	(14,947,952)	(21,665,235)
Notes receivable	(14,840)	-	(985,951)	-
GST receivable	1,894,916	-	2,559,035	530,339
Short-term deposits	(234,779)	(5,448,738)	789,784	(5,448,568)
Prepaid expenses	(195,548)	(547,029)	15,215	(669,795)
Inventories	20,070,998	(2,508,482)	(32,088,233)	(8,181,353)
Biological assets	4,313,286	23,859,657	31,668,392	69,779,684
Trade and other payables	(8,153,010)	2,260,562	676,574	(4,389,125)
Accrued liabilities	28,822	3,589,641	5,409,481	4,602,041
Income taxes payable (note 9)	2,125,854	3,445,609	(8,899,966)	12,483,852
Due to related parties	(6,809)	2,805	(5,944,286)	(2,754,985)
Deferred revenue	49,875	-	102,375	-
	(274,745)	3,477,648	(13,459,886)	9,854,525
Investing activities
Purchase of intangible assets	(182,475)	-	(961,995)	-
Purchase of property and equipment	(3,420,653)	(11,974,359)	(17,776,116)	(29,712,657)
	(3,603,128)	(11,974,359)	(18,738,111)	(29,712,657)
Financing activities
Proceeds from issuance of shares to Emerald Health	-	6,800,000	710,000	14,990,000
Proceeds from issuance of shares to Village Farms	-	-	16,000,000	-
Proceeds from bank loan, net transaction costs	4,872,758	-	17,197,136	19,777,960
Repayments of bank loan	(500,000)	(500,000)	(1,500,000)	(500,000)
Interest paid on bank loan	(302,149)	(322,740)	(741,642)	(643,619)
	4,070,609	5,977,260	31,665,494	33,624,341
Net increase (decrease) in cash and cash equivalents	192,736	(2,519,451)	(532,503)	13,766,209

Cash and cash equivalents – Beginning of period	8,829,965	15,572,914	6,459,395	2,361,948
Increase in restricted cash	(5,150,096)	(12,363)	(2,054,287)	(3,087,057)
Cash and cash equivalents – End of period	3,872,605	13,041,100	3,872,605	13,041,100
Supplementary schedule of non-cash investing activities
Acquisition of property and equipment through issuance of shares to Village Farms International, Inc.	-	-	-	25,000,000

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

Pure Sunfarms Corp.

Notes to the Condensed Consolidated Interim Financial Statements

(Unaudited)

1	General information

Pure Sunfarms Corp. (PSC or the Company) was incorporated under the Canada Business Corporation Act on June 2, 2017 and its principal office is located at 4431 80th Street, Delta, British Columbia, Canada. The Company is a joint venture owned by Village Farms International Inc. (Village Farms) and Emerald Health Therapeutics Inc. (Emerald Health).  As of September 30, 2020, Village Farms had 58.7% and Emerald Health had 41.3% ownership of the Company (note 13a).

The Company completed the conversion of its first 25-acre greenhouse in April 2019 and is in the process of converting its second 25-acre greenhouse facility in British Columbia for the purpose of growing, packaging and selling cannabis and cannabis extracts pursuant to the regulations of the Cannabis Act.

The unaudited Condensed Consolidated Interim Financial Statements have been prepared in Canadian dollars, which is the Company’s functional currency, and are prepared on the historical cost basis, except for biological assets which are measured at fair value.

The unaudited Condensed Consolidated Interim Financial Statements were authorized for issuance by the Board of Directors on November 13, 2020 and have been prepared in accordance with the International Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) applicable to the preparation of interim financial statements, including International Accounting Standards 34, Interim Financial Reporting, and do not include all the information required for complete annual financial statements.

These unaudited condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019.

The accounting policies applied to these unaudited condensed consolidated interim financial statements are consistent with those disclosed in the audited consolidated financial statements for the year ended December 31, 2019.

Coronavirus pandemic (“COVID-19”)

On March 11, 2020, the World Health Organization characterized the COVID-19 outbreak as a pandemic. The outbreak has caused uncertainty in the financial markets and temporary closures of businesses in many jurisdictions in Canada. A lot of countries, including Canada, have issued quarantine orders and taken other restrictive measures in response to COVID-19.

To date, the Company implemented new health and safety protocols to ensure there are no disruptions to the Company’s operations and the Company can continue to service its customers. However, the Company cannot accurately predict the impact COVID-19 will have on its operations and the abilities of others to meet their obligations with the Company.  The Company is unable to quantify the potential impact this may have on its future financial results.  The impact may be material.

2	Notes receivable

Pursuant to a settlement agreement dated March 2, 2020 (note 7c), on March 6, 2020, Emerald Health issued a $952,237 promissory note to the Company for products sold to other licensed producers from January 1, 2019 to December 31, 2019. Under the Supply Agreement which was terminated as part of the settlement agreement (note 8), Emerald Health could only sell the purchased products through retail channels. If Emerald Health sold products to other licensed producers, it was required to remit to PSC the difference between the fixed purchase price in the supply agreement less the seller’s fee.

The promissory note bears simple interest at 6.2% (note 13).

3	Inventories

September 30, 2020 $	December 31, 2019 $

Pure Sunfarms Corp.

Notes to the Condensed Consolidated Interim Financial Statements

(Unaudited)

Available for sale - flower	21,127,994	15,984,878
Available for sale - flower fair value over cost	18,849,427	11,894,554
Distillate oil	16,435,726	-
Capitalized production costs	5,910,332	11,527,154
Packaging materials	1,299,759	730,960
Seeds	235,284	-
	63,858,522	40,137,546

During the three and nine months ended September 30, 2020, the cost of inventories expensed and included in the cost of sales related to production cost of sales was $14,825,933 and $32,026,907 respectively (three and nine months ended September 30, 2019 - $7,536,045 and $17,905,506) and for the three and nine months ended September 30, 2020 $12,986,264 and $24,713,519 respectively related to realized fair value included in inventory (three and nine months ended September 30, 2019 -$31,699,704 and $59,124,096).  Depreciation expense included in cost of sales for the three and nine months ended September 30, 2020 was $1,275,049 and $2,667,832 respectively (three and nine months ended September 30, 2019 - $665,658 and $1,790,836).

During the three and nine months ended September 30, 2020, the Company recognized a $1,412,389 impairment loss on distillate oil through cost of sales and a $2,811,795 impairment loss on a biological asset adjustment through changes in fair value of inventory sold, in which net realized value on cannabis flower and trim exceeds its costs.

4	Biological assets

	September 30, 2020 $	December 31, 2019 $

Opening, biological assets,	11,608,822	7,387,840

Increase in biological assets due to capitalized costs	25,167,446	32,564,713
Changes in fair value due to biological transformation	21,263,043	79,465,146
Transferred to inventory upon harvest	(56,656,731)	(107,808,877)

Ending, biological assets	1,382,580	11,608,822

The following table summarizes the unobservable inputs for the period ended September 30, 2020:

Unobservable inputs	Input values	Sensitivity analysis
Average selling price Obtained through average selling price or estimated future selling prices if historical results are not available	$0.30 - $1.10 per gram	A 5% increase (decrease) in average selling price would have resulted in an increase or decrease of approximately $222,891 in valuation
Yield per plant Varies by strain and is obtained through historical harvest yield results	66 – 170 grams per plant	A 5% increase (decrease) in yield per plant would have resulted in an increase or decrease of approximately $58,336 in valuation

Pure Sunfarms Corp.

Notes to the Condensed Consolidated Interim Financial Statements

(Unaudited)

5	Property and equipment

	Land $	Land Improvement $	Buildings $	Machinery and equipment $	Information technology $	Construction in progress $	Total $
Year ended December 31, 2019
Opening net book value	3,700,000	397,165	44,546,427	2,678,610	214,030	15,067,698	66,603,930
Additions (transfers)	731,227	-	2,868,415	370,713	6,798	74,238,277	78,215,430
Placed in service	-	21,600	14,771,323	5,559,817	81,450	(20,434,190)	-
Write down of property and equipment	-	-	-	-	-	(190,474)	(190,474)
Depreciation expense	-	(20,061)	(2,896,686)	(558,149)	(59,467)	-	(3,534,363)
	4,431,227	398,704	59,289,479	8,050,991	242,811	68,681,311	141,094,523

At December 31, 2019
Cost	4,431,227	426,814	63,059,515	8,714,957	343,275	68,681,311	145,657,099
Accumulated depreciation	-	(28,110)	(3,770,036)	(663,966)	(100,464)	-	(4,562,576)
Net book value	4,431,227	398,704	59,289,479	8,050,991	242,811	68,681,311	141,094,523

At January 1, 2020	4,431,227	398,704	59,289,479	8,050,991	242,811	68,681,311	141,094,523
Additions (transfers)	(1,399)	-	-	-	-	16,332,090	16,330,691
Placed in service	-	-	24,388,446	1,947,167	-	(26,335,613)	-
Depreciation expense	-	(15,541)	(2,807,863)	(839,330)	(47,389)	-	(3,710,123)
	4,429,828	383,163	80,870,062	9,158,828	195,422	58,677,788	153,715,091

At September 30, 2020
Cost	4,429,828	426,816	87,447,960	10,662,124	343,274	58,677,788	161,987,790
Accumulated depreciation	-	(43,653)	(6,577,898)	(1,503,296)	(147,852)	-	(8,272,699)
Net book value	4,429,828	383,163	80,870,062	9,158,828	195,422	58,677,788	153,715,091

Property and equipment include $3,700,000 of contributed land and $41,300,000 of contributed assets for the Delta 2 & Delta 3 facilities. The contribution represents the rights to lease and purchase the land and the greenhouse facility for both locations.  These rights were contributed by Village Farms in exchange for 45,000,000 shares in the Company. It was determined that Delta 2 land and greenhouse facility had a fair value of $25,000,000 at the date of contribution.  The fair value of the land was determined through an appraisal performed by an independent valuator. The fair value of the greenhouse was determined using the replacement cost model.

6	Long-term loan

On September 30, 2020, the Company had an aggregate of $45,000,000 loan facility with two Canadian chartered banks and Farm Credit Canada. Interest is payable at the Canadian Bank’s prime rate plus the applicable margin level.  The loan has a maximum repayment term of two years and the effective rate for the loan was 3.95%. The Company’s shareholders are guarantors of the loan.

Pure Sunfarms Corp.

Notes to the Condensed Consolidated Interim Financial Statements

(Unaudited)

A term loan of $20,000,000 was entered on February 7, 2019 with Farm Credit Canada and a Canadian chartered bank.  The loan has $500,000 non-blended quarterly scheduled repayments plus monthly interest. As at September 30, 2020, $17,500,000 was outstanding on this facility.

A term loan of $12,500,000 was entered on April 2, 2020 with a Canadian chartered bank and mandatory repayments will consist of interest only until March 31, 2021, and non-blended quarterly scheduled payments of $312,500 plus monthly interest thereafter. As at September 30, 2020, $12,500,000 was drawn on this facility.

A term loan of $12,500,000 was secured on June 30, 2020 from a Canadian chartered banking syndicate.  The loan has a maximum repayment term of one year and seven months and bears a variable rate of interest which is consistent with the current term loan.  Mandatory repayments will consist of interest only until March 31, 2021, and non-blended scheduled repayments of principal plus interest thereafter.  As of September 30, 2020, $5,000,000 was drawn on this facility.

The Company is required to comply with financial covenants, measured quarterly. The Company is required to maintain a minimum Fixed Charge Coverage Ratio of 1.50:1, Senior Funded Debt to EBITDA shall not exceed 2.50:1 and Liquidity Coverage shall not be less than $3,000,000 at any time. As at September 30, 2020, the Company was in compliance with the financial covenants.

The Company has a revolving line of credit with a Canadian chartered bank up to a maximum of $15,000,000.  Interest is payable at the chartered bank’s prime rate plus the applicable margin rate.  As of September 30, 2020, no advances were made on this facility.

7	Related party transactions
a)	Borrowings

On July 5, 2018, the Company entered into a loan agreement with its shareholders to finance its construction project and to finance general working capital requirements. The principal amount advanced through equal contributions made by each shareholder was $26,000,000.

On March 1, 2020, Emerald Health forfeited and waived repayment of its outstanding $13,000,000 shareholder loan (plus accrued interest of $1,174,721) to PSC. The shareholder loan was offset by $8,130,885 for unconfirmed products charges under the Supply Agreement and $6,043,836 as payment to terminate the Supply Agreement that would have expired on December 31, 2022 (note 7c).

At September 30, 2020, the principal amount due to Village Farms was $13,000,000.

Interest will accrue and be payable on demand being made by the shareholder. The shareholder loan bears simple interest of 8% calculated semi-annually. The loan agreement provides for a retroactive interest rate adjustment should the Company secure financing from an arm’s length lender, in which case the interest on the shareholder loan amounts would be adjusted to equal the third-party interest rate.

The interest rate was reduced to 6.2% on February 7, 2019, 5.2% on December 2, 2019, 3.95% on April 2, 2020 and subsequently increased to 4.20% on August 26, 2020 to reflect the interest rate obtained from third-party lenders.

September 30, 2020 $
Loan principal	13,000,000
Accrued interest	1,490,852
14,490,852

b)	Due to related parties

At September 30, 2020, the Company recorded the below amounts payable and accrued to its shareholders, primarily for consulting services and the reimbursement of expenses which occurred during the period:

	September 30, 2020	December 31, 2019
	$	$
Emerald Health
Payable to Emerald Health	12,804	777
Accrued to Emerald Health	91,291	87,415
	104,095	88,192
Village Farms
Payable to Village Farms	133,954	66,997
Accrued to Village Farms	-	87,146
Amount of terminated additional equity infusion refundable	-	5,940,000
	133,954	6,094,143
	238,049	6,182,335

All amounts are non-interest bearing and are due on demand.

c)	Sales and other income

On December 21, 2018, the Company entered into a Supply Agreement with Emerald Health whereby Emerald Health agreed to purchase 40% of the dried flower (bud) and 40% of the trim produced by the Company until December 31, 2019.

During 2019, the Supply Agreement was extended to December 31, 2022 whereby Emerald Health had agreed to purchase 25% of the bud and 25% of the trim produced by PSC.

On March 2, 2020, Emerald Health entered into a settlement agreement and offset $6,043,836 of shareholder loan as payment to terminate the Supply Agreement that would have expired on December 31, 2022 and agreed to other adjustments between the parties (note 8).  Pursuant to the settlement agreement, PSC released Emerald Health from all liability arising from their 2018, 2019 and current Supply Agreement effective March 2, 2020. The Company recognized $6,043,836 as other income arising from this settlement and $606,400 for unconfirmed products pricing shortfall chargeback for the period from January 1, 2020 to March 1, 2020.

8	Share capital

Authorized

Unlimited number of Class A voting common shares with no par value.

Issued

The Company issued 40,000,000 shares during 2017. Consideration received consisted of $20,000,000 in contributed assets and $20,000,000 in cash.

Emerald Health’s initial capital contribution of $20,000,000 was advanced to the Company in multiple installments based on milestones set out in the Shareholders’ Agreement between Emerald Health and Village Farms. Upon receipt of payment, shares have been released from escrow on the basis of one share per dollar contributed.

On March 29, 2019 the Company agreed to issue 50,000,000 shares, for which consideration of $44,060,000 was received in exchange for 44,060,000 shares.  Consideration consisted of $25,000,000 in contributed assets from Village Farms and $19,060,000 cash contribution from Emerald Health. On January 13, 2020, 710,000 shares were released from escrow upon receipt of consideration from Emerald Health.

On March 2, 2020, the joint venture partners, Emerald Health and Village Farms, entered into a settlement agreement. Under the shareholders’ agreement, Emerald Health was obligated to contribute a $5,940,000 equity payment to PSC on November 1, 2019 and defaulted on the equity payment. Pursuant

Pure Sunfarms Corp.

Notes to the Condensed Consolidated Interim Financial Statements

(Unaudited)

to the settlement agreement, the 5,940,000 common shares placed in escrow pending Emerald Health contributing the $5,940,000 equity amount was cancelled effective as of November 19, 2019.

On March 2, 2020, pursuant to the settlement agreement Emerald Health transferred 2,101,500 of PSC common shares that it owned to Village Farms (note 7).

On March 6, 2020, the Company issued 2,689,920 shares to Village Farms for additional equity contributions made on January 24, 2020 for $4,000,000 and $4,000,000 on February 14, 2020 pursuant to the contribution notice issued by PSC to the shareholders on January 16, 2020.

On April 2, 2020, the Company issued 2,777,777 shares to Village Farms for an additional equity contribution of $8,000,000 pursuant to the contribution notice issued by PSC to the shareholders on January 16, 2020.

9	Income taxes payable

At December 31, 2019, the year-end tax provision was estimated using the accrual method. The Company is eligible to file the 2019 income tax return using cash method and has elected this option. Effective January 1, 2020, the Company adopted the cash basis method to calculate its income tax provision.

This resulted in an adjustment of $8,419,338 to income taxes payable and deferred tax liabilities related to 2019 and income tax recovery of $480,627 for the nine months ended September 30, 2020.

10	Expenses by nature

The Company’s significant expenses by nature are as follows:

Three months ended September 30,			Nine months ended September 30,
	2020	2019	2020	2019
	$	$	$	$
Selling, general and administration
Employee compensation and benefits	1,126,940	1,162,812	3,356,618	2,850,525
Office expenses	739,146	535,268	2,111,032	1,520,365
Professional services	528,158	721,937	1,420,719	1,503,772
Health Canada Regulatory Fee	443,555	906,831	1,131,275	906,831
Brand & Commercial	173,298	179,267	614,296	247,804
Other	249,576	235,731	455,918	425,016
	3,260,673	3,741,846	9,089,858	7,454,313

In April 2020, the Government of Canada announced the Canada Emergency Wage Subsidy (CEWS) to help Canadian businesses to keep employees on payroll in response to challenges posed by the COVID-19 pandemic.

During the prior and current quarter, PSC determined that it met the employer eligibility criteria and applied for the CEWS and received $1,937,606 of wage subsidies.  On July 17, 2020, the Government of Canada announced that the program would be redesigned and extended until December 2020.

11	Sales

The Company’s principal source of revenue is from the sale of dried flower (bud) and trim to fulfill purchase orders received from customers. Trim is the by-product of a harvested cannabis plant. During the nine months ended September 30, 2020, sales were made to other licensed cannabis producers, extraction licensed producers in which PSC sold extraction grade dried flower and trim and purchased various forms of distillate oil from the same counterparties (note 3), and four provincial wholesalers, Ontario Retail Cannabis Corporation, BC Liquor Distribution Branch, Alberta Gaming & Liquor Commission and Saskatchewan Liquor and Gaming Authority. Revenue earned from product sales for the nine months ended September 30,

Pure Sunfarms Corp.

Notes to the Condensed Consolidated Interim Financial Statements

(Unaudited)

2020 was $53,532,734. The sales to the Company’s four largest customers represented 20.1% (2019 – 10.9%), 19.5% (2019 – 3.7%), 19.1% (2019 – 0%) and 15.5% (2019 – 0%) of the total sales.

12	Financial instruments

The following table summarizes the carrying value and fair value of the Company’s financial instruments:

	September 30, 2020 Carrying value	September 30, 2020 Fair value
	$	$
Cash and cash equivalents	3,872,605	3,872,605
Restricted cash	5,150,096	5,150,096
Trade receivables	18,100,069	18,100,069
Trade payables, accrued liabilities and due to related parties	17,253,695	17,253,695
Debt borrowings – related party	14,490,852	14,339,989
Debt borrowings – bank	34,751,348	35,720,377

13	Subsequent events

On November 2, 2020, Village Farms completed the purchase of 36,958,500 common shares of PSC from Emerald Health Therapeutics and owns 100% of the common shares of the Company.  As part of the share purchase agreement, PSC cancelled Emerald’s liability for the Note receivable (note 2).